PRIMADONNA RESORTS, INC.

        COMBINATION EMPLOYEE INCENTIVE AND NON-INCENTIVE

                     STOCK OPTION AGREEMENT


          THIS AGREEMENT is between Primadonna Resorts, Inc., a
Nevada corporation (the "Corporation"), and _______________ (the
"Employee").

                       W I T N E S S E T H


          WHEREAS, pursuant to the 1993 Stock Incentive Plan (the "Plan"), the Corporation has granted to the Employee effective as of ______ ___, ____(the "Award Date") an incentive stock option to purchase all or any part of ________ authorized but unissued or treasury shares of Common Stock, $.01 par value, of the Corporation upon the terms and conditions set forth herein and in the Plan.

          NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

          1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

          2. Grant of Option. This Agreement evidences the Corporation's grant to the Employee of the right and option to purchase, on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate of ________ shares of the Common Stock at the price of $_____ per share (the "Option"), exercisable from time to time, subject to the provisions of this Agreement and the Plan, prior to the close of business on the day before the tenth anniversary of the Award Date (the "Expiration Date"). Such price equals the fair market value as of the Award Date. It is the intent of the Corporation that this Option constitute (to the extent permitted by law) an incentive stock option ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to ______ of the shares subject to the Option (the "ISO Shares") and a non-qualified option with respect to any remainder of the shares subject to the Option (the "Non-ISO Shares").

          3. Exercisability of Option. Except as earlier permitted by or pursuant to Section 4(c)(ii) of the Plan or by resolution of the Committee adopted after the date hereof, no shares may be purchased by exercise of the Option until the expiration of twelve (12) months after the Award Date. The Option shall become exercisable in installments (i) as to ______% of the ISO Shares and ______% of the Non-ISO Shares (each subject to adjustment) on and after the first anniversary of the Award Date and (ii) as to an additional ______% of the ISO Shares and an additional ______% of the Non-ISO Shares (each subject to adjustment) on each of the ________________ anniversaries of the Award Date.

          To the extent the Employee does not in any year purchase all or any part of the shares to which the Employee is entitled, the Employee has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. Fractional share interests shall be disregarded, but may be cumulated. No fewer than 100 shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

          4. Limitation on Exercise of Option as an ISO. In the event the Employee is granted incentive stock options (whether under this Award Agreement or any other incentive stock option agreement) and the aggregate fair market value (determined as of the respective dates of grant of such options) of the Common Stock with respect to which such options are first exercisable in any calendar year exceeds $100,000, the most recently granted options shall be treated as non-qualified stock options to the extent of the excess. In addition, in the case of simultaneously granted options, the Corporation may, in the manner and to the extent permitted by law, designate which shares are to be treated as stock acquired pursuant to the exercise of an incentive stock option.

          5. Method of Exercise of Option. The Option shall be exercisable by the delivery to the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment made

               (a) in cash or by check payable to the order of the Corporation;

               (b)  by exchange of Common Stock of the
     Corporation, then having been owned by the Employee for at least six (6) months, having a then fair market value (as determined by the Committee) equal to such purchase price;

               (c) to the extent permitted by the Committee, by promissory note of the Employee, to be secured by a security interest in the shares issued upon exercise and such other collateral, if any, as the Committee may require;

               (d) to the extent permitted by the Committee, by reduction in the number of shares of Common Stock deliverable upon exercise by that number of shares which have a then fair market value (as determined by the Committee) equal to such purchase price; or

               (e)  in any combination of the consideration
     permitted by the foregoing subsections;

subject to such further limitations, rules and procedures as the Committee may from time to time establish as to any non-cash payment.

          Any promissory note shall bear a rate of interest not less than a rate, if any, as required under federal tax law to prevent any imputation of interest, unless such rate exceeds the maximum rate permissible under Nevada law, in which case the rate shall not exceed the maximum permitted under Nevada law. All other terms of such note shall be determined, subject to compliance with applicable laws (including federal margin requirements if applicable), solely by the Committee. All terms and conditions, including whether the note shall become due upon Employee's termination of employment, shall be expressly set forth in the promissory note executed by the Employee. In addition, the Employee (or the Employee's beneficiary or personal representative) shall furnish any written statements required pursuant to Section 10(a) of the Plan.

          6. Continuance of Employment. As a condition of this Option, the Employee hereby agrees to remain in the employ of the Corporation or one of its subsidiaries for a period of one (1) year after the Award Date. Nothing contained herein or in the Plan shall confer upon the Employee any right with respect to the continuation of employment by the Corporation or any subsidiary or interfere in any way with the right of the Corporation or of any subsidiary at any time to terminate such employment or to increase or decrease the compensation of the Employee from the rate in existence at any time.

          7. Effect of Termination of Employment or Death; Change in Subsidiary Status. The Option and all other rights hereunder, to the extent not exercised, shall terminate and become null and void at such time as the Employee ceases to be employed by either the Corporation or any subsidiary, except that

               (a)  if the Employee terminates by reason of
     permanent and total disability (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Committee), Employee may at any time within a period of one (1) year after such termination exercise the Option to the extent the Option was exercisable at the date of such termination;

               (b)  if the Employee terminates by reason of
     voluntary retirement with the consent of the Corporation, Employee may at any time within a period of three (3) months after such termination exercise the Option to the extent the Option was exercisable at the date of such termination;

               (c)  if the Employee terminates by reason of
     resignation (other than pursuant to a dismissal for Cause (as defined below) or in anticipation of such a dismissal (as determined by the Committee)), Employee may at any time within a period of 45 days after such termination exercise the Option to the extent the Option was exercisable at the date of such termination;

               (d) if the Employee dies while in the employ of the Corporation or any subsidiary, or within one (1) year after a termination described in subsection (a) of this
     Section 7, or within three (3) months after a termination described in subsection (b) of this Section 7, or within 45 days after a termination described in subsection (c) of this
     Section 6, then the Option may be exercised within a period of one (1) year after Employee's date of death by the Employee's beneficiary to the extent the Option was exercisable on the date of Employee's death (or such earlier termination);

provided, however, that in no event may the Option be exercised by anyone under this Section or otherwise after the Expiration
Date.

          For purposes of subsection (c) of this Section 7, Employee will be considered to have been dismissed for "Cause" if the Corporation or a subsidiary has terminated Employee's employment because of any act which has resulted in the Employee's personal gain at the expense of the Corporation or any of its subsidiaries, or because of incompetence, insubordination or refusal to perform assigned duties; gross negligence, willful misconduct or breach of fiduciary duty; conviction of a crime (other than minor traffic violations or similar offenses); being under the influence of, or use, sale, distribution, or possession of unauthorized or illegal drugs or intoxicating beverages while on duty or on the Corporation's or a subsidiary's premises; theft, embezzlement, fraud or forgery; willful destruction or defacement of the Corporation's or a subsidiary's, a visitor's, or an employee's property; unauthorized disclosure of confidential information; falsifying or altering the Corporation's or a subsidiary's records; continued and unexplained absences from work; or other conduct that results in a substantial detriment to the business or reputation of the Corporation or any of its subsidiaries; in each case, as determined by the Committee.

          If Employee is employed by an entity which ceases to be a subsidiary, such event shall be deemed for purposes of this
Section 7 to be a termination of Employee's employment described in subsection (b). Absence from work caused by military service or authorized sick leave shall not be considered as a termination of employment for purposes of this Section.

          8.   Acceleration of Option.

               (a) Definitions. For the purpose of Section 8, the following capitalized terms shall have the meanings set forth below:

                    (i)  "Change in Control" shall mean the date
          on which either:

                         a)  the "Gary Primm Group" own less than
               fifteen percent (15%) of the total voting power of all classes of the Corporation's voting stock, except as a result of sales made in order to pay estate taxes owing as a result of the death of Gary E. Primm;

                         b)  any Person other than the Gary Primm
               Group or the Primm Family, acting together in a manner which would constitute a group for the purposes of Section 13(d) of the Securities Exchange Act of 1934 as amended (a "13(d) Group"), shall beneficially own (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 as amended voting power of all classes of the Corporation's voting stock equal to or greater than that owned by the Gary Primm Group;

                         c)  a 13(d) Group succeeds in having
               sufficient of its directors on the Corporation's Board of Directors such that the 13(d) Group's directors will constitute a majority of the voting power of the Corporation's Board of Directors; or

                         d)  Gary E. Primm shall cease to be the
               Corporation's Chairman of the Board of Directors, except as a result of his death or disability.

                    (ii)  "Gary Primm Group" shall mean Gary E.
          Primm, his executors, administrators, testamentary trustees, heirs, legatees or beneficiaries.

                    (iii)  "Person" shall mean any legal entity,
          including but not limited to any individual, corporation, group or assemblage, partnership, limited partnership, joint venture, association, joint stock company, or trust.

                    (iv)  "Primm Family" shall mean collective
          reference to Janet Primm Rosa, Judith Primm Clemetson, Joyce Primm Schweickert, Roger B. Primm and Gregory B. Primm, their respective executors, administrators, testamentary trustees, heirs, legatees and beneficiaries.

                    (v)  "Event" shall mean approval by the
          stockholders of the Corporation of any of the following:

                         a)  The dissolution or liquidation of
               the Corporation;

                         b)  An agreement to merge or
               consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former stockholders of the Corporation; or

                         c)  The sale of substantially all of the
               Corporation's business and/or assets to a person or entity which is not a Subsidiary.

                    (vi)  "Subsidiary" shall mean any corporation
          or other entity a majority or more of the outstanding voting stock or voting power of which is beneficially owned directly or indirectly by the Corporation.

               (b) Acceleration of Option. As to the Option, unless prior to a Change in Control or Event the Committee determines that, upon its occurrence, there shall be no acceleration of benefits under this Agreement or determines that only certain or limited benefits under this Agreement shall be accelerated and the extent to which they shall be accelerated and/or establishes a different time in respect of such event for such acceleration, then upon the occurrence of a Change in Control or Event the Option granted under this Agreement shall become immediately exercisable. The Committee may override the limitations on acceleration in this Section 8 by express provision in this Agreement and may accord the Employee a right to refuse any acceleration, whether pursuant to this Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of the Option shall comply with applicable regulatory requirements, including without limitation Section 422 of the Code.

          9. Termination of Option Under Certain Circumstances. Upon an occurrence or transaction in which the Corporation does not survive, the Option to the extent not previously exercised shall terminate, provided that (1) the Corporation or a successor shall have given to Employee at least ten (10) days notice of any such termination, and Employee shall have had the right prior to or simultaneously with the consummation of such occurrence or transaction to exercise his or her option as to all or any part of the Common Stock subject to this Agreement, or (2) the Committee shall have provided for the termination of this Option by making an adjustment pursuant to the provisions of Section 7 of the Plan.

          10. Non-Transferability of Option. During the Employee's lifetime, this Option and any other rights hereunder may be exercised only by the Employee or the Employee's duly appointed guardian or legal representative. This Option and such rights shall not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise); provided, however, that nothing in this Section 10 shall prevent transfers by will or by the applicable laws of descent and distribution or, effective September 1, 1993 (or such later date as may be established by the Committee) pursuant to a "qualified domestic relations order" as defined by the Code.

          11. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office, to the attention of the Corporate Secretary and to the Employee at the address given beneath the Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

          12. Employee not a Shareholder. Neither the Employee nor any other person entitled to exercise the Option shall have any of the rights or privileges of a shareholder of the Corporation as to any shares of Common Stock not actually issued and delivered to him prior to delivery of the exercise price and satisfaction of all other conditions precedent to the due exercise of the Option and delivery of shares.

          13. Effect of Award Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Corporation except to the extent the Committee determines otherwise.

          14. Laws Applicable to Construction. The Option has been granted as of the Award Date, and the interpretation, performance and enforcement of the Option and this Agreement shall be governed by the laws of the State of Nevada.

          15. Plan. The Option and all rights of Employee thereunder are subject to, and the Employee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference. The Employee acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

          16. Notice of Disposition. The Employee agrees to notify the Corporation of any sale or other disposition of any shares of Common Stock received upon exercise of the Option, if such sale or disposition occurs within two (2) years after the Award Date or within one (1) year after the date of such exercise.

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his hand.

                            PRIMADONNA RESORTS, INC.
                            (a Nevada corporation)


Dated: _______________      By_________________________
                                 Gary E. Primm
                                 Chairman of the Board, President
                                 and Chief Executive Officer


                            EMPLOYEE

Dated: _______________      __________________________
                            (Signature)

                            Name
                            Address
                            City, State Zip

                         CONSENT OF SPOUSE


        In consideration of the execution of the foregoing Incentive Stock Option Agreement by Primadonna Resorts, Inc., I, ____________________________, the spouse of the Employee herein named, do hereby join with my spouse in executing the foregoing Incentive Stock Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.



DATED: ______________, 19__.     _____________________________
                                      Signature of Spouse